Exhibit 99.1

Jazz Pharmaceuticals Announces Second Quarter 2025 Financial Results and Updates 2025 Financial Guidance

– Renee Gala named as President and CEO, effective August 11 –
– Total revenues of $1.05 billion in 2Q25 –
– Xywav® revenues grew 13% year-over-year, with robust net patient adds of 625 quarter-over-quarter –
– Zepzelca® granted Priority Review in 1L ES-SCLC –

DUBLIN, August 5, 2025 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the second quarter of 2025 and updated financial guidance for 2025.

“It has been a privilege to lead Jazz over my 22-year tenure. I am proud of what we have achieved on behalf of patients and confident that our new President and CEO, Renee Gala, will build on Jazz's momentum and serve as a catalyst in driving long-term growth,” said Bruce Cozadd, chairman and chief executive officer, Jazz Pharmaceuticals. “We continue to see significant opportunity across our diversified portfolio in sleep, epilepsy, and oncology, as evidenced by the strong performance this quarter from our sleep portfolio with robust continued growth from Xywav in both narcolepsy and IH. We remain confident in the outlook of the business driven by multiple anticipated near-term oncology catalysts that each represent significant opportunities to drive greater revenue and create long-term value, most notably the top-line data readout for zanidatamab from the HERIZON-GEA-01 trial and upcoming PDUFA dates for dordaviprone and Zepzelca.”

Key Highlights

•Top-line PFS data from zanidatamab in Phase 3 1L GEA expected in 4Q25.
•Ziihera® granted conditional marketing authorization by the European Commission in 2L BTC.
•Zepzelca and atezolizumab (Tecentriq®) combination granted U.S. FDA Priority Review for 1L maintenance treatment of ES-SCLC based on positive data from IMforte trial; PDUFA action date of October 7, 2025.
•2025 Financial Guidance
◦Updating total revenue range to $4.15 - $4.30 billion representing 4% growth at the midpoint.
◦Raising lower end of net (loss)/income and (loss)/earnings per share ranges due to reductions in SG&A and R&D and improvement in the effective tax rate ranges.

Business Updates

Commercial Updates
Xywav (calcium, magnesium, potassium, and sodium oxybates) oral solution:
•Xywav net product sales increased 13% to $415.3 million in 2Q25 compared to 2Q24.
•Meaningful Xywav net patient adds in 2Q25 (approximately 625 patients) with approximately 15,225 active Xywav patients exiting 2Q25, comprised of:
◦Approximately 10,600 narcolepsy patients.
◦Approximately 4,625 idiopathic hypersomnia (IH) patients, with 400 net patient adds.
•Presented data at the SLEEP 2025 meeting including results from the Phase 4 open-label XYLO trial showing that a switch from high-sodium oxybate to the same dose of low-sodium oxybate was associated with clinically meaningful reductions in blood pressure. Additionally, two presentations from the DUET trial evaluating sleep architecture demonstrated the effectiveness of Xywav on improvements in sleep quality among patients with IH or narcolepsy.
•Xywav, which the U.S. Food and Drug Administration (FDA) describes as clinically superior to Xyrem® by means of greater safety, is the only low-sodium oxybate, the #1 branded treatment for narcolepsy1 and the only FDA-approved therapy to treat IH.

Xyrem (sodium oxybate) oral solution and high-sodium oxybate authorized generic (AG) royalties:
•Xyrem net product sales were $35.3 million in 2Q25.
•Royalties from high-sodium oxybate AGs were $54.1 million in 2Q25.

Epidiolex®/Epidyolex® (cannabidiol):
•Epidiolex/Epidyolex net product sales increased 2% to $251.7 million in 2Q25 compared to 2Q24; underlying demand continues to be strong with year-over-year net product sales growth impacted by a number of factors, including inventory dynamics in the U.S. compared to 2Q24.
•Outside of the U.S., Epidyolex is approved in more than 35 countries.
•Remain confident in achieving blockbuster status for Epidiolex/Epidyolex in 2025.

Rylaze®/Enrylaze® (asparaginase erwinia chrysanthemi (recombinant)-rywn):
•Rylaze/Enrylaze net product sales decreased 7% to $100.7 million in 2Q25 compared to 2Q24.
•While updates to pediatric treatment protocols for acute lymphoblastic leukemia (ALL) have been broadly adopted, pediatric asparaginase use as a class remains below levels seen prior to protocol implementation; Rylaze use within the asparaginase class remains broadly stable.

Zepzelca (lurbinectedin):
•Zepzelca net product sales decreased 8% to $74.5 million in 2Q25 compared to 2Q24. This decrease was driven by increased competition in second-line (2L) small cell lung cancer (SCLC) and treatment protocol updates delaying progression of first-line (1L) limited-stage SCLC patients to the 2L setting.
•Zepzelca and atezolizumab were granted U.S. FDA Priority Review for 1L extensive-stage (ES) SCLC in the maintenance setting with a Prescription Drug User Fee Act (PDUFA) action date of October 7, 2025.
•Potentially practice-changing data from the Phase 3 IMforte trial have been submitted to the National Comprehensive Cancer Network® (NCCN®) for consideration.

Ziihera® (zanidatamab-hrii):
•Ziihera net product sales were $6.0 million in 2Q25 following product launch in December 2024.
•The Company was granted conditional marketing authorization by the European Commission for Ziihera as monotherapy for the treatment of adults with unresectable locally advanced or metastatic HER2-positive (IHC3+) biliary tract cancer (BTC) previously treated with at least one prior line of systemic therapy.

1 Based on 2Q25 Xywav net product sales.

Corporate Development
Chimerix Acquisition:
•The Company completed its acquisition of Chimerix, Inc in April 2025 (Chimerix Acquisition), adding dordaviprone to its late-stage pipeline. Dordaviprone is a novel first-in-class small molecule treatment in development for H3 K27M-mutant diffuse glioma, a rare, high-grade brain tumor that most commonly affects children and young adults.

Key Pipeline Highlights
Zanidatamab:
•The pivotal HERIZON-GEA-01 trial, evaluating zanidatamab in 1L gastroesophageal adenocarcinoma (GEA), is expected to read out in 4Q25.
•New data presented at the 2025 American Society of Clinical Oncology (ASCO) Annual Meeting from an ongoing Phase 2 trial of zanidatamab in combination with physician's choice chemotherapy for the first-line treatment of HER2-positive metastatic GEA showed a median overall survival of 36.5 months after four-years of follow-up along with a 15.2 month median progression-free survival in patients who were centrally confirmed as HER2-positive.
•In August 2025, the Company initiated the Phase 2 EmpowHER-BC-208 trial to evaluate zanidatamab in patients with HER2-positive neoadjuvant and adjuvant breast cancer.

Dordaviprone:
•A New Drug Application for accelerated approval of dordaviprone in recurrent H3 K27M-mutant diffuse glioma was accepted and granted Priority Review by FDA. FDA has set a target PDUFA action date of August 18, 2025.
•The ongoing Phase 3 ACTION trial is evaluating dordaviprone in newly diagnosed, non-recurrent H3 K27M-mutant diffuse glioma patients following radiation treatment, potentially extending its use into the first-line setting.

Share Repurchases of Approximately $125 Million
The Company resumed repurchases of its ordinary shares in the second quarter of 2025 as part of the Company's previously authorized and announced repurchase program. Under this share repurchase program, the Company is authorized to repurchase its ordinary shares for up to an aggregate purchase price of $500 million, exclusive of any brokerage commissions. As of June 30, 2025, $225 million remained outstanding under this authorization, reflecting the purchase of shares worth approximately $125 million during the second quarter of 2025.

Financial Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Total revenues	$1,045,712	$1,023,825	$1,943,553	$1,925,808
GAAP net income (loss)	$(718,470)	$168,568	$(811,011)	$153,950
Non-GAAP adjusted net income (loss)[1]	$(504,849)	$360,656	$(399,616)	$539,086
GAAP earnings (loss) per share	$(11.74)	$2.49	$(13.28)	$2.35
Non-GAAP adjusted earnings (loss) per share[1]	$(8.25)	$5.25	$(6.54)	$7.88
____________________________
1.Commencing with the first quarter of 2025, we are no longer including an adjustment for non-cash interest expense in the Company's non-GAAP adjusted financial measures and for the purposes of comparability, non-GAAP adjusted financial measures for the 2024 periods have been updated to reflect this change. See “Non-GAAP Financial Measures” below.

GAAP net loss for 2Q25 was $(718.5) million, or $(11.74) per diluted share, compared to GAAP net income of $168.6 million, or $2.49 per diluted share, for 2Q24.
Non-GAAP adjusted net loss for 2Q25 was $(504.8) million, or $(8.25) per diluted share, compared to non-GAAP adjusted net income of $360.7 million, or $5.25 per diluted share, for 2Q24.
The GAAP and non-GAAP adjusted net loss in 2Q25 included acquired in-process research and development (IPR&D) expense of $905.4 million representing the value allocated to dordaviprone in the Chimerix Acquisition, which impacted our results by $14.78 per share and $14.75 per share on a GAAP and non-GAAP adjusted basis, respectively.
Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Total Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025	2024	2025	2024
Xywav	$415,321	$368,472	$760,125	$683,772
Xyrem	35,349	62,180	72,590	126,412
Epidiolex/Epidyolex	251,730	247,102	469,467	445,818
Sativex	4,615	6,383	10,022	9,118
Total Neuroscience	707,015	684,137	1,312,204	1,265,120
Rylaze/Enrylaze	100,659	107,829	194,892	210,579
Zepzelca	74,541	81,047	137,574	156,147
Defitelio/defibrotide	48,106	45,421	88,768	93,097
Vyxeos	44,851	43,012	74,395	75,035
Ziihera	5,991	—	7,966	—
Total Oncology	274,148	277,309	503,595	534,858
Other	4,408	2,698	9,190	6,268
Product sales, net	985,571	964,144	1,824,989	1,806,246
High-sodium oxybate AG royalty revenue	54,138	54,164	103,084	104,111
Other royalty and contract revenues	6,003	5,517	15,480	15,451
Total revenues	$1,045,712	$1,023,825	$1,943,553	$1,925,808
Total revenues increased 2% in 2Q25 compared to the same period in 2024.
Total neuroscience revenue, including high-sodium oxybate AG royalty revenue, was $761.2 million in 2Q25, an increase of 3% compared to $738.3 million in 2Q24. The increase in 2Q25 was due to higher Xywav and Epidiolex/Epidyolex net product sales, partially offset by decreased Xyrem net product sales.
Oncology net product sales were $274.1 million in 2Q25, a decrease of 1% compared to $277.3 million in 2Q24. The decrease in 2Q25 was primarily due to lower net product sales of Rylaze/Enrylaze and Zepzelca, partially offset by the inclusion of Ziihera net product sales.

Operating Expenses and Effective Tax Rate

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2025	2024	2025	2024
GAAP:
Cost of product sales	$116,268	$109,902	$220,888	$205,389
Gross margin	88.2%	88.6%	87.9%	88.6%
Selling, general and administrative	$358,399	$338,523	$872,412	$690,235
% of total revenues	34.3%	33.1%	44.9%	35.8%
Research and development	$189,972	$220,734	$370,624	$443,581
% of total revenues	18.2%	21.6%	19.1%	23.0%
Acquired IPR&D	$905,362	$—	$905,362	$10,000
Income tax benefit[1]	$(17,170)	$(30,653)	$(34,982)	$(18,984)
Effective tax rate[1]	2.3%	(22.2)%	4.1%	(13.9)%
_________________________
1.The GAAP income tax benefit decreased in the three months ended June 30, 2025, compared to the same period in 2024, due to the change in income mix across our jurisdictions, Pillar Two top-up taxes, and reduced deductions on subsidiary equity and foreign derived intangible income benefits.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2025	2024	2025	2024
Non-GAAP adjusted:
Cost of product sales	$76,308	$72,413	$145,999	$136,561
Gross margin	92.3%	92.5%	92.0%	92.4%
Selling, general and administrative	$310,322	$303,386	$782,661	$614,885
% of total revenues	29.7%	29.6%	40.3%	31.9%
Research and development	$167,031	$203,463	$326,753	$407,478
% of total revenues	16.0%	19.9%	16.8%	21.2%
Acquired IPR&D	$905,362	$—	$905,362	$10,000
Income tax expense[1]	$42,290	$22,379	$78,685	$87,114
Effective tax rate[1]	(9.1)%	5.8%	(24.6)%	13.9%
_________________________
1.The non-GAAP income tax expense increased in the three months ended June 30, 2025, compared to the same period in 2024, due to the change in income mix across our jurisdictions, Pillar Two top-up taxes, and reduced deductions on subsidiary equity and foreign derived intangible income benefits.

Changes in operating expenses in 2Q25 over the prior year period are primarily due to the following:
•Cost of product sales, on a GAAP and non-GAAP adjusted basis, increased in 2Q25 compared to 2Q24, primarily due to changes in product mix. Cost of product sales, on a GAAP basis, included a higher acquisition accounting inventory fair value step-up expense in 2Q25 as compared to 2Q24.
•Selling, general and administrative (SG&A) expenses, on a GAAP and non-GAAP adjusted basis, increased in 2Q25 compared to 2Q24, primarily due to compensation-related expenses driven by higher headcount in support of our commercial portfolio.
•Research and development (R&D) expenses, on a GAAP and non-GAAP adjusted basis, decreased in 2Q25 compared to 2Q24, primarily due to lower clinical study costs primarily related to zanidatamab, as a result of timing of clinical trial activities, and JZP385 following discontinuation of this program, partially offset by the addition of costs relating to dordaviprone following the Chimerix Acquisition.

•Acquired IPR&D in 2Q25, on a GAAP and non-GAAP adjusted basis, represents the value allocated to dordaviprone in the Chimerix Acquisition.

Cash Flow and Balance Sheet
As of June 30, 2025, cash, cash equivalents and investments were $1.7 billion, and the outstanding principal balance of the Company’s long-term debt was $5.4 billion. In addition, the Company had undrawn borrowing capacity under a revolving credit facility of $885.0 million. For the six months ended June 30, 2025, the Company generated $518.6 million of cash from operations reflecting strong business performance and continued financial discipline. In April 2025, the Company acquired Chimerix for a total consideration of $944.2 million, which was funded with cash and cash equivalents.

2025 Financial Guidance
Jazz Pharmaceuticals has updated its full-year 2025 financial guidance as follows:

Guidance provided as of
(In millions)	August 5, 2025	May 6, 2025
Total Revenues	$4,150 - $4,300	$4,150 - $4,400

GAAP:

(In millions, except per share amounts and percentages)	August 5, 2025	May 6, 2025
Gross margin %	88%	88%
SG&A expenses	$1,620 - $1,693	$1,640 - $1,723
R&D expenses	$805 - $865	$835 - $895
Acquired IPR&D	$905	$870 - $900
Effective tax rate	4% - 16%	0% - 10%
Net loss	$(565) - $(450)[1]	$(615) - $(450)
Net loss per diluted share	$(9.25) - $(7.50)[1]	$(10.00) - $(7.50)
Weighted-average ordinary shares used in per share calculations	61 - 62	61 - 62
Non-GAAP:

(In millions, except per share amounts and percentages)	August 5, 2025	May 6, 2025
Gross margin %	92%[2,6]	92%
SG&A expenses	$1,450 - $1,500[3,6]	$1,470 - $1,530
R&D expenses	$730 - $780[4,6]	$760 - $810
Acquired IPR&D	$905	$870 - $900
Effective tax rate	27% - 37%[5,6]	35% - 45%
Net income	$300 - $350[1,6]	$250 - $350
Net income per diluted share	$4.80 - $5.60[1,6]	$4.00 - $5.60
Weighted-average ordinary shares used in per share calculations	62 - 63	62 - 63
___________________________
1.The projected GAAP net loss and non-GAAP adjusted net income include an acquired IPR&D expense relating to the Chimerix Acquisition of $905.4 million and certain Xyrem antitrust litigation settlements of $172.0 million, which impact the

Company's projected results by $1.1 billion (net of tax of $25.8 million) or $16.96 per share and $16.83 per share, on a GAAP and non-GAAP adjusted basis, respectively.
2.Excludes $135-$155 million of amortization of acquisition accounting inventory fair value step-up, $14-$16 million of share-based compensation expense and $1 million of integration related expenses.
3.Excludes $154-$173 million of share-based compensation expense and $16-$20 million of integration related expenses.
4.Excludes $72-$81 million of share-based compensation expense and $3-$4 million of integration related expenses.
5.Excludes (23)%-(21)% from the GAAP effective tax rate of 4%-16% relating to the income tax effect of adjustments between GAAP net loss and non-GAAP adjusted net income, resulting in a non-GAAP adjusted effective tax rate of 27%-37%.
6.See "Non-GAAP Financial Measures" below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of 2025 GAAP Net Loss and Diluted LPS to Non-GAAP Adjusted Net Income and Diluted EPS Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business and financial update and discuss its 2025 second quarter results.

Interested parties may register for the call in advance here or via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com. To ensure a timely connection, it is recommended that participants register at least 15 minutes prior to the scheduled webcast.

A replay of the webcast will be available via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals
Jazz Pharmaceuticals plc (NASDAQ: JAZZ) is a global biopharmaceutical company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with serious diseases — often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines, including leading therapies for sleep disorders and epilepsy, and a growing portfolio of cancer treatments. Our patient-focused and science-driven approach powers pioneering research and development advancements across our robust pipeline of innovative therapeutics in oncology and neuroscience. Jazz is headquartered in Dublin, Ireland with research and development laboratories, manufacturing facilities and employees in multiple countries committed to serving patients worldwide. Please visit www.jazzpharmaceuticals.com for more information.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the Company presents non-GAAP adjusted net income (loss) (and the related per share measure) and its line-item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (loss) (and the related per share measure) and its line-item components exclude from GAAP reported net income (loss) (and the related per share measure) and its line-item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (loss) (and the related per share measure), adjust for the income tax effect of the non-GAAP adjustments. In this regard, the components of non-GAAP adjusted net income (loss), including non-GAAP adjusted cost of product sales, SG&A expenses and R&D expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income (loss) measure.

The Company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts and that each of these non-

GAAP financial measures, when considered together with the Company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare the Company’s results from period to period, to its forward-looking guidance, and to identify operating trends in the Company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the Company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the Company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the Company uses in assessing its own operating performance and making operating decisions. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles in the reconciliation tables that follow. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. In this regard, commencing with the first quarter of 2025, the Company is no longer including an adjustment for non-cash interest expense in the Company's non-GAAP adjusted financial measures. For purposes of comparability, non-GAAP adjusted financial measures for the 2024 periods have been updated to reflect this change. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to: the Company’s growth prospects and future financial and operating results, including the Company’s 2025 financial guidance and the Company’s expectations related thereto, including with respect to anticipated catalysts; expectations with respect to the transition of the CEO role; anticipated multiple near-term pipeline catalysts that each represent significant opportunities to drive greater revenue and create long-term value; expectations that Epidiolex will achieve blockbuster status in 2025; anticipated benefits and expenses relating to the Company’s acquisition of Chimerix; the Company’s advancement of pipeline programs and the timing of development activities, regulatory activities and submissions related thereto; the potential of the ongoing Phase 3 ACTION trial to confirm clinical benefit of dordaviprone in recurrent H3 K27M-mutant diffuse glioma and extend to use in first-line patients; planned or anticipated clinical trial events, including with respect to initiations, enrollment and data read-outs, and the anticipated timing thereof, including: top-line PFS data from a Phase 3 trial of zanidatamab in 1L GEA; and the Company’s development, regulatory and commercialization strategy; the Company’s expectations with respect to its products and product candidates and the potential of the Company’s products and product candidates and the potential regulatory path related thereto, including Zepzelca's potential to change current practice in 1L ES-SCLC and dordaviprone's potential to be a meaningful and durable revenue opportunity; the Company’s capital allocation and corporate development strategy; the potential successful future development, manufacturing, regulatory and commercialization activities; the Company’s ability to realize the commercial potential of its products; the Company’s net product sales and goals for net product sales from new and acquired products; the Company’s views and expectations relating to its patent portfolio, including with respect to expected patent protection, as well as expectations with respect to exclusivity; the Company’s clinical trials confirming clinical benefit or enabling regulatory submissions; planned or anticipated regulatory submissions and filings, and the anticipated timing thereof; potential regulatory approvals; and other statements that are not historical facts. These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.

Actual results and the timing of events could differ materially from those anticipated in such forward- looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of, and revenue from, Xywav, Rylaze and Epidiolex/Epidyolex and other marketed products; the introduction of new products into the U.S. market that compete with, or otherwise disrupt the market for the Company's products and product candidates; effectively launching and commercializing the Company’s other products and product candidates; the successful completion of development and regulatory activities with respect to the Company’s product candidates; obtaining and maintaining adequate coverage and reimbursement for the Company’s products; the time-consuming and uncertain regulatory approval process, including the risk that the Company’s current and/or planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the Company’s business operations and financial results; geopolitical events, including international tariffs and trade restrictions and the conflict between Russia and Ukraine and related sanctions; macroeconomic conditions, including global financial markets, rising interest rates and inflation and recent and potential banking disruptions; regulatory initiatives and changes in tax laws; market volatility; protecting and enhancing the Company’s intellectual property rights and the Company’s commercial success being dependent upon the Company obtaining, maintaining and defending intellectual property protection and exclusivity for its products and product candidates; the ability of the parties to obtain court approval of certain Xyrem class action settlement agreements and the risk that the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with certain Xyrem class action settlement agreements, and the risk that the Company is unable to reach settlement agreements with other Xyrem antitrust plaintiffs that are not party to certain Xyrem class action settlement agreements; delays or problems in the supply or manufacture of the Company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements, including those governing the research, development, manufacturing and distribution of controlled substances; government investigations, legal proceedings and other actions; identifying and consummating corporate development transactions, financing these transactions and successfully integrating acquired product candidates, products and businesses, including Chimerix and the acquired product candidate dordaviprone; the Company’s ability to realize the anticipated benefits of its corporate development transactions and its collaborations and license agreements with third parties; the sufficiency of the Company’s cash flows and capital resources; the Company’s ability to achieve targeted or expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the Company’s ability to meet its projected long-term goals and objectives, in the time periods that the Company anticipates, or at all, and the inherent uncertainty and significant judgments and assumptions underlying the Company’s long-term goals and objectives; fluctuations in the market price and trading volume of the Company's ordinary shares; the timing and availability of alternative investment opportunities; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals' Securities and Exchange Commission filings and reports, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and future filings and reports by the Company, including the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Product sales, net	$985,571	$964,144	$1,824,989	$1,806,246
Royalties and contract revenues	60,141	59,681	118,564	119,562
Total revenues	1,045,712	1,023,825	1,943,553	1,925,808
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technologies)	116,268	109,902	220,888	205,389
Selling, general and administrative	358,399	338,523	872,412	690,235
Research and development	189,972	220,734	370,624	443,581
Intangible asset amortization	162,103	155,223	316,551	310,953
Acquired in-process research and development	905,362	—	905,362	10,000
Total operating expenses	1,732,104	824,382	2,685,837	1,660,158
Income (loss) from operations	(686,392)	199,443	(742,284)	265,650
Interest expense, net	(47,363)	(62,023)	(101,069)	(128,139)
Foreign exchange gain (loss)	(1,799)	507	(2,012)	(1,186)
Income (loss) before income tax benefit and equity in loss of investees	(735,554)	137,927	(845,365)	136,325
Income tax benefit	(17,170)	(30,653)	(34,982)	(18,984)
Equity in loss of investees	86	12	628	1,359
Net income (loss)	$(718,470)	$168,568	$(811,011)	$153,950

Net income (loss) per ordinary share:
Basic	$(11.74)	$2.68	$(13.28)	$2.45
Diluted	$(11.74)	$2.49	$(13.28)	$2.35
Weighted-average ordinary shares used in per share calculations - basic	61,194	62,882	61,087	62,710
Weighted-average ordinary shares used in per share calculations - diluted	61,194	69,625	61,087	69,684

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,189,880	$2,412,864
Investments	480,000	580,000
Accounts receivable, net of allowances	714,004	716,765
Inventories	504,989	480,445
Prepaid expenses	164,000	177,411
Other current assets	297,560	261,543
Total current assets	3,350,433	4,629,028
Property, plant and equipment, net	184,975	173,413
Operating lease assets	63,082	53,582
Intangible assets, net	4,768,987	4,755,695
Goodwill	1,843,974	1,716,323
Deferred tax assets, net	602,903	560,245
Deferred financing costs	8,516	9,489
Other non-current assets	121,271	114,482
Total assets	$10,944,141	$12,012,257
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,366	$77,869
Accrued liabilities	874,811	910,947
Current portion of long-term debt	1,028,478	31,000
Income taxes payable	78,550	18,757
Total current liabilities	2,071,205	1,038,573
Long-term debt, less current portion	4,335,616	6,077,640
Operating lease liabilities, less current portion	55,107	38,938
Deferred tax liabilities, net	682,123	676,736
Other non-current liabilities	93,731	86,614
Total shareholders’ equity	3,706,359	4,093,756
Total liabilities and shareholders’ equity	$10,944,141	$12,012,257

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Net cash provided by operating activities	$518,639	$598,581
Net cash used in investing activities	(809,951)	(528,995)
Net cash used in financing activities	(937,991)	(217,637)
Effect of exchange rates on cash and cash equivalents	6,319	(2,457)
Net decrease in cash and cash equivalents	$(1,222,984)	$(150,508)

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	Net Loss	Diluted Loss Per Share (LPS)	Net Income	Diluted Earnings Per Share (EPS)[1]	Net Loss	Diluted LPS	Net Income	Diluted EPS[1]
GAAP reported	$(718,470)	$(11.74)	$168,568	$2.49	$(811,011)	$(13.28)	$153,950	$2.35
Intangible asset amortization	162,103	2.65	155,223	2.23	316,551	5.18	310,953	4.46
Share-based compensation expense	64,501	1.05	56,654	0.81	132,154	2.16	118,095	1.69
Acquisition accounting inventory fair value step-up	37,109	0.61	33,243	0.48	66,989	1.10	62,186	0.89
Integration related expenses[2]	9,368	0.15	—	—	9,368	0.15	—	—
Income tax effect of above adjustments	(59,460)	(0.97)	(53,032)	(0.76)	(113,667)	(1.85)	(106,098)	(1.51)
Non-GAAP adjusted	$(504,849)	$(8.25)	$360,656	$5.25	$(399,616)	$(6.54)	$539,086	$7.88
Weighted-average ordinary shares used in diluted per share calculations - GAAP and non-GAAP[1]	61,194		69,625		61,087		69,684
________________________________________________
Explanation of Adjustments and Certain Line Items:
1.Diluted EPS was calculated using the "if-converted" method in relation to the 2.000% exchangeable senior notes due 2026, or the 2026 Notes. In July 2024, we made the irrevocable election to net share settle the 2026 Notes. As a result, the assumed issuance of ordinary shares upon exchange of the 2026 Notes has only been included in the calculation of diluted EPS, on a GAAP and on a non-GAAP adjusted basis, in the three and six months ended June 30, 2024. Diluted EPS, on a GAAP and a non-GAAP adjusted basis, for the three and six months ended June 30, 2024 included 6.4 million shares related to the assumed conversion of the 2026 Notes and the associated interest expense, net of tax, add-back, to GAAP reported net income and non-GAAP adjusted net income, for the three and six months ended June 30, 2024 of $4.9 million and $9.7 million, respectively.
2.Integration related expenses with respect to the Chimerix Acquisition.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND 2024
(In thousands, except percentages)
(Unaudited)

	Three months ended June 30, 2025
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax expense (benefit)	Effective tax rate
GAAP Reported	$116,268	88.2%	$358,399	$189,972	$162,103	$905,362	$47,363	$(17,170)	2.3%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(162,103)	—	—	—	—
Share-based compensation expense	(2,851)	0.3	(40,999)	(20,651)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(37,109)	3.8	—	—	—	—	—	—	—
Integration related expenses	—	—	(7,078)	(2,290)	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	59,460	(11.4)
Total of non-GAAP adjustments	(39,960)	4.1	(48,077)	(22,941)	(162,103)	—	—	59,460	(11.4)
Non-GAAP Adjusted	$76,308	92.3%	$310,322	$167,031	$—	$905,362	$47,363	$42,290	(9.1)%

	Three months ended June 30, 2024
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Interest expense, net	Income tax expense (benefit)	Effective tax rate
GAAP Reported	$109,902	88.6%	$338,523	$220,734	$155,223	$62,023	$(30,653)	(22.2)%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(155,223)	—	—	—
Share-based compensation expense	(4,246)	0.4	(35,137)	(17,271)	—	—	—	—
Acquisition accounting inventory fair value step-up	(33,243)	3.5	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	53,032	28.0
Total of non-GAAP adjustments	(37,489)	3.9	(35,137)	(17,271)	(155,223)	—	53,032	28.0
Non-GAAP Adjusted	$72,413	92.5%	$303,386	$203,463	$—	$62,023	$22,379	5.8%

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(In thousands, except percentages)
(Unaudited)

	Six months ended June 30, 2025
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax expense (benefit)	Effective tax rate
GAAP Reported	$220,888	87.9%	$872,412	$370,624	$316,551	$905,362	$101,069	$(34,982)	4.1%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(316,551)	—	—	—	—
Share-based compensation expense	(7,900)	0.4	(82,673)	(41,581)	—	—	—	—	—
Integration related expenses	—	—	(7,078)	(2,290)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(66,989)	3.7	—	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	113,667	(28.7)
Total of non-GAAP adjustments	(74,889)	4.1	(89,751)	(43,871)	(316,551)	—	—	113,667	(28.7)
Non-GAAP Adjusted	$145,999	92.0%	$782,661	$326,753	$—	$905,362	$101,069	$78,685	(24.6)%

	Six months ended June 30, 2024
	Cost of product sales	Gross margin	SG&A	R&D	Intangible asset amortization	Acquired IPR&D	Interest expense, net	Income tax expense (benefit)	Effective tax rate
GAAP Reported	$205,389	88.6%	$690,235	$443,581	$310,953	$10,000	$128,139	$(18,984)	(13.9)%
Non-GAAP Adjustments:
Intangible asset amortization	—	—	—	—	(310,953)	—	—	—	—
Share-based compensation expense	(6,642)	0.4	(75,350)	(36,103)	—	—	—	—	—
Acquisition accounting inventory fair value step-up	(62,186)	3.4	—	—	—	—	—	—	—
Income tax effect of above adjustments	—	—	—	—	—	—	—	106,098	27.8
Total of non-GAAP adjustments	(68,828)	3.8	(75,350)	(36,103)	(310,953)	—	—	106,098	27.8
Non-GAAP Adjusted	$136,561	92.4%	$614,885	$407,478	$—	$10,000	$128,139	$87,114	13.9%

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF 2025 GAAP NET LOSS AND DILUTED LPS TO NON-GAAP ADJUSTED NET INCOME AND DILUTED EPS GUIDANCE
(In millions, except per share amounts)
(Unaudited)

	Net Income (Loss)	Diluted EPS/(LPS)
GAAP	$(565) - $(450)	$(9.25) - $(7.50)
Intangible asset amortization	610 - 660	9.70 - 10.60
Share-based compensation expense	240 - 270	3.80 - 4.35
Acquisition accounting inventory fair value step-up	135 - 155	2.15 - 2.50
Integration related expenses	20 - 25	0.30 - 0.40
Income tax effect of above adjustments	(215) - (235)	(3.40) - (3.75)
Effect of potentially dilutive ordinary shares on non-GAAP adjusted EPS	-	0.05 - 0.20
Non-GAAP adjusted	$300 - $350	$4.80 - $5.60

Weighted-average ordinary shares used in per share calculations - GAAP	61 - 62
Weighted-average ordinary shares used in per share calculations - non-GAAP	62 - 63

Contacts:

Investors:
Jack Spinks
Executive Director, Investor Relations
Jazz Pharmaceuticals plc
InvestorInfo@jazzpharma.com
Ireland +353 1 634 3211
U.S. +1 650 496 2717

Media:
Kristin Bhavnani
Head of Global Corporate Communications
Jazz Pharmaceuticals plc
CorporateAffairsMediaInfo@jazzpharma.com
Ireland +353 1 637 2141
U.S. +1 215 867 4948